UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009 (April 30, 2009)

POINT BLANK SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of April 30, 2009, Point Blank Solutions, Inc. and its subsidiaries (the “Company”) entered into a Tenth Amendment (the “Tenth Amendment”) to its Amended and Restated Loan and Security Agreement dated as of April 3, 2007 (as amended, the “Credit Agreement”), with Bank of America, N.A.. as successor by merger to LaSalle Business Credit, LLC, as administrative agent and collateral agent (in such agent capacities, “Agent”) for itself and all other lenders who are a party to the Credit Agreement (“Lenders”). The Tenth Amendment, among other things, extends the maturity date of the term loan portion of the credit facility from April 30, 2009 to May 29, 2009 and revises the definition of “Eligible Account” for purposes of determining availability under the revolving credit portion of the credit facility. The Amendment does not affect the total committed amount of the credit facility or potential interest rates on any borrowings.

Certain financial covenant defaults have occurred as of April 30, 2009 under the Amended and Restated Loan and Security Agreement with its lenders (the “Credit Agreement”). The Lenders under the Credit Agreement have been made aware of these financial covenant defaults and had been made aware of same at the time the Tenth Amendment to the Loan and Security Agreement was executed. The Lenders have reserved all rights under the Credit Agreement as a result of such defaults but have not given any notice of default, accelerated any repayment or sought to pursue any other remedies. The Company is currently in discussions with the Lenders to secure a waiver from the Lenders and, in light of the current market environment, the Company has expanded the discussions to pursue further modifications to the Credit Agreement to provide greater operational flexibility within the parameters of its financial covenants. Although management of the Company is optimistic regarding the outcome of these discussions, there can be no assurance that the Company will be able to obtain any such waiver or modifications or that such a waiver or modifications would be on terms acceptable to the Company.

As of April 30, 2009, the aggregate principal amount owed by the Company to the lenders under the Credit Agreement is $32.5 million, which includes $10 million under the term loan portion of the facility and $21.9 million under the revolving loan portion of the facility and $625,000 of open letters of credit.

The foregoing description of the provisions of the Tenth Amendment is qualified in its entirety by reference to the full and complete terms of the Tenth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Tenth Amendment to the Loan and Security Agreement, dated as of April 30, 2009, by and among Point Blank Body Armor Inc., Protective Apparel Corporation of America and Life Wear Technologies, Inc., Point Blank Solutions, Inc., and Bank of America N.A., as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Date: May 4, 2009	/s/ Jennifer Coberly
	Name:	Jennifer Coberly
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Tenth Amendment to the Loan and Security Agreement, dated as of April 30, 2009, by and among Point Blank Body Armor Inc., Protective Apparel Corporation of America and Life Wear Technologies, Inc., Point Blank Solutions, Inc., and Bank of America N.A., as Administrative Agent and Collateral Agent.

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